UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2021

MODERNA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Technology Square
Cambridge, MA	02139
(Address of principal executive offices)	(Zip code)

(Registrant’s telephone number, including area code): (617) 714-6500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2021, the Board of Directors (the “Board”) of Moderna, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Elizabeth Nabel, M.D. to the Board, effective that same date. Simultaneously with Dr. Nabel’s appointment, the size of the Board was fixed at nine directors and a third director position was added among the Class III directors. Dr. Nabel will serve as the third Class III director of the Company, to hold office until the 2021 annual meeting of stockholders on April 28, 2021 or until her earlier death, resignation or removal. Dr. Nabel is up for election as a Class III director at the 2021 annual meeting of stockholders. Upon her appointment, Dr. Nabel was also appointed to serve on the Product Development Committee and the Nominating and Corporate Governance Committee of the Board.
Dr. Nabel previously served as a member of the Board from December 2015 until July 2020. In light of her prior service on the Board, Dr. Nabel and the Board have agreed that she will not receive an initial option grant that is typically granted to new directors under the Company’s Non-Employee Director Compensation Policy (the “Policy”). Pursuant to the Policy, the Board approved the awarding of an option to purchase shares of the Company’s common stock at an exercise price equal to the closing market price per share of the Company’s common stock on the Nasdaq Global Select Market on the date of grant, which is the date that Dr. Nabel was appointed to the Board, with the number of options based upon the prorated period from the date of Dr. Nabel’s appointment to the Board through the date of 2021 annual meeting of stockholders (the “Prorated Annual Option Grant”). The Prorated Annual Option Grant will vest in full on the date of the 2021 annual meeting of stockholders, subject to Dr. Nabel’s continued service on the Board. Dr. Nabel is otherwise eligible for compensation granted to directors under the Policy.

Dr. Nabel has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed on November 9, 2018. There are no arrangements or understandings between Dr. Nabel and any other person pursuant to which Dr. Nabel was appointed as a member of the Board. There are no family relationships between Dr. Nabel, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no transactions or relationships between the Company and Dr. Nabel that are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2021		MODERNA, INC.

	By:	/s/ Lori Henderson
Lori Henderson
General Counsel and Secretary